Exhibit 10.2

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated August 20, 2025 (the “Effective Date”), is made and entered into by and among Rent the Runway, Inc., a Delaware corporation (the “Company”), and the parties listed as Investors on Exhibit A hereto (collectively, the “Investors”). The Company and each Investor are each sometimes referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, substantially concurrently with the execution and delivery of this Agreement, the Company and CHS US Investments LLC, a Cayman limited liability company (together with its Affiliates, “CHS”), have entered into the Exchange Agreement (as it may be amended from time to time in accordance with its terms, the “Exchange Agreement”), pursuant to which, among other things, on the terms and subject to the conditions therein, CHS will contribute, transfer, assign and convey to the Company all of its rights, title and interest in, to and under the Equity Exchange Obligations in exchange for the Exchange Stock;

WHEREAS, immediately following the consummation of the transactions contemplated by the Exchange Agreement, CHS will sell a portion of the Exchange Stock to Gateway Runway, LLC, a Delaware limited liability company (together with its Affiliates, “Nexus”), and S3 RR Aggregator, LLC a Delaware limited liability company (together with its Affiliates, “Story3”), on the terms and subject to the conditions of the Debt and Equity Purchase Agreement, dated as of the Effective Date, by and among CHS, Nexus and Story3;

WHEREAS, immediately following the consummation of the transactions contemplated by the Exchange Agreement, the Stockholders Agreement, dated October 29, 2021, by and among the Company, Jennifer Y. Hyman (“JYH”), entities affiliated with Bain Capital Ventures, entities affiliated with Highland Capital Partners and certain related parties (the “Stockholders Agreement”) will terminate in accordance with its terms;

WHEREAS, substantially concurrently with the execution and delivery of this Agreement, all existing Directors (as defined herein), other than JYH, have delivered to the Company their respective resignations from the Board and all applicable committees thereof, with such resignations to be effective automatically and without further action by or on behalf of such Director or any other Person upon the consummation of the Exchange Transactions;

WHEREAS, capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Exchange Agreement; and

WHEREAS, in connection with the consummation of the Exchange Transactions, the Parties desire to set forth their agreement with respect to governance of the Company, registration rights and certain other matters set forth herein, in each case, effective as of the Exchange Closing in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

Definitions; Interpretation

SECTION 1.01. Definitions. For purposes of this Agreement:

“Board” means the board of directors of the Company.

“Bylaws” means the Amended and Restated Bylaws of the Company (as the same may be amended or amended and restated from time to time in accordance with their terms).

“Charter” means the Twelfth Amended and Restated Certificate of Incorporation of the Company (as the same may be amended or amended and restated from time to time in accordance with its terms, including pursuant to the Amended and Restated Charter).

“Director” means a member of the Board.

“Equity Securities” means, with respect to any Person, any share, share capital, capital stock, equity interests, ownership interests, partnership, membership, joint venture or similar interest in such Person (including any stock appreciation, phantom stock, profit participation, restricted stock awards or similar rights), whether voting or nonvoting, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Exchange Closing” means the closing of the transactions contemplated by the Exchange Agreement.

“Form S-1”, “Form S-3”, “Form S-4” and “Form S-8” mean respective forms under the Securities Act and any successor registration forms to the form in question.

“Founder” means, collectively, JYH, Benjamin Stauffer, JYH 2021 Children’s Trust dtd 10/12/21 Justin Finnegan TTEE, BS 2021 Family Trust dtd 10/12/21 Justin Finnegan TTEE, JYH 2012 Article 2nd Trust dtd 1/23/20 Linda Hyman & Justine Finnegan TTEES and Linda S Hyman & Dov I Hyman JTWROS.

“Holder” means any Party owning Registrable Securities or any assignee thereof in accordance with Article VIII.

“Investor Majority” means Investors that continue to meet the Minimum Ownership Threshold as of the time of calculation holding a majority of all issued and outstanding shares of Class A Common Stock held by all Investors that continue to meet the Minimum Ownership Threshold as of such time.

“Major Investor” means, as of any date, each Investor that, together with its Affiliates, beneficially owns, directly or indirectly, in the aggregate at least five percent (5%) of all issued and outstanding shares of Class A Common Stock as of such date, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization event.

“Majority Participating Holders” means, with respect to any registration of Registrable Securities, the Registrable Investors at the relevant time holding at least a majority of the Registrable Securities to be included in the registration statement in question.

“Minimum Ownership Threshold” means, with respect to each Investor, that such Investor continues to own at least twenty-five percent (25%) of the shares of Class A Common Stock held by such Investor as of the Exchange Closing, and after giving effect to the Transactions, including the Conversions and any shares acquired pursuant to the Rights Offering Backstop Agreement.

“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) if requested by the Board, calling special meetings of stockholders, (ii) voting or providing a written consent or proxy with respect to the Equity Securities owned by the Person obligated to undertake the necessary action, (iii) voting in favor of the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iv) executing agreements and instruments, and (v) making, or causing to be made, with Governmental Authorities, all filings, registrations or similar actions that are required to achieve such result.

“Non-Marketed Take-Down Share” means, with respect to each Initiating Shelf Holder and each other Notice Recipient delivering a notice with respect to and participating in a Non-Marketed Underwritten Shelf Take-Down subject to Section 4.02(d), a number equal to the product of (i) the total number of Registrable Securities to be included in such Non-Marketed Underwritten Shelf Take-Down pursuant to Section 4.02(c), and (ii) a fraction, the numerator of which is the total number of Registrable Securities beneficially owned by the Initiating Shelf Holder or such participating Notice Recipient, as applicable, and the denominator of which is the total number of Registrable Securities beneficially owned by the Initiating Shelf Holder and all participating Notice Recipients delivering a notice and participating in such Non-Marketed Underwritten Shelf Take-Down.

“Prospectus” means the prospectus included in a registration statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the SEC pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a registration statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities

Act, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (i) any shares of Class A Common Stock owned by a Registrable Investor, (ii) any shares of Class A Common Stock issued or issuable upon exercise, conversion or exchange of any other securities of the Company, held by a Registrable Investor from time to time, and (iii) any shares of Class A Common Stock directly or indirectly issued or issuable in respect of the shares referenced in clauses (i) or (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification or similar event, in each case, held by any Registrable Investor. The Registrable Securities of any Holder shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such Registrable Securities shall have been distributed to the public pursuant to Rule 144, or (c) upon any transfer in any manner to a Person which is not entitled to the rights under this Agreement. For purposes of this Agreement, the number of Registrable Securities outstanding at any time shall be determined by adding the number of shares of Class A Common Stock or other securities which are then outstanding, and the maximum number of shares of Class A Common Stock or other securities issuable (directly or indirectly) pursuant to then convertible securities which upon issuance would be Registrable Securities.

“Registrable Investors” means each of the Founder, CHS, Nexus and Story3.

“Registration Expenses” means all expenses incident to performance of or compliance with Articles II, III and IV by the Company, including all registration and filing fees, all listing fees, all fees and expenses of complying with securities or blue sky laws, all printing and automated document preparation expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance, and the reasonable fees and disbursements of one counsel for the Holders on whose behalf Registrable Securities are being registered, but excluding underwriting discounts and commissions and applicable transfer taxes, if any, which shall be borne by the sellers of the Registrable Securities in all cases.

“Rule 144” means Rule 144 promulgated under the Securities Act, and any successor rule or regulation thereto, and in the case of any referenced section of such rule, any successor section thereto, collectively and as from time to time amended and in effect.

“Rule 424” means Rule 424 promulgated under the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“SEC Guidance” means (i) any publicly available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff, and (ii) the Securities Act.

“Shelf Holder” means any Holder whose Registrable Securities are included in a Shelf Registration Statement.

“Shelf Registration Statement” means a registration statement providing for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act in accordance with the plan and method of distribution set forth in the prospectus included in such registration statement.

“Target Filing Date” shall mean the date that is twenty (20) days after the Exchange Closing.

SECTION 1.02. Interpretation. Unless the context of this Agreement otherwise requires, when a reference is made in this Agreement to an Article, Section, Exhibit or Annex, such reference shall be to an Article, Section, Exhibit or Annex to this Agreement unless otherwise indicated. The preamble and the recitals set forth at the beginning of this Agreement are incorporated by reference into and made a part of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” and the phrase “to the extent” shall mean the degree to which a subject or thing extends, and such word or phrase shall not simply mean “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “or,” “any,” “neither,” “nor” or “either” shall not be exclusive. References to “this Agreement” shall include Exhibit A, Exhibit B and Annex A hereto. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to any statute in this Agreement shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Contract in this Agreement are to such Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to the Effective Date. References from, to or through any date mean, unless otherwise specified, from and including, to and including or through and including, respectively, and not beyond such date. Unless the context otherwise requires, references to any Person include references to such Person’s successors and permitted assigns, and, in the case of any Governmental Authority, to any Person succeeding to its functions and capacities. The term “writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by electronic delivery, and “written” will be construed in the same manner. Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations among the Parties and their advisors, and the Parties agree that there shall not apply to this Agreement or any provision hereof any rule or presumption of interpreting this Agreement or any provision hereof against the draftsperson of this Agreement or any provision hereof. The terms “beneficially owns” and “beneficial ownership” shall be as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

ARTICLE II

Registration

SECTION 2.01. Registration on Form S-3. As soon as practicable after the Exchange Closing, but not later than the Target Filing Date, the Company shall prepare and file with the SEC a Shelf Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. Such Shelf Registration Statement filed hereunder shall be on Form S-3 (or, if Form S-3 is not available, Form S-1, or such other form available to register for resale the Registrable Securities as a secondary offering) (the “Shelf Registration”) and shall contain (unless otherwise directed by the Registrable Investors holding at least two-thirds of all issued and outstanding shares of Class A Common Stock held by all Registrable Investors) substantially the “Plan of Distribution” attached hereto as Annex A and a “Selling Stockholder” section in a form to be mutually agreed upon by the Parties; provided, however, that no Registrable Investor shall be required to be named as an “underwriter” without such Registrable Investor’s express prior written consent, and a non-consenting Registrable Investor will be removed from the Shelf Registration Statement as a Selling Stockholder if the SEC will not take the Shelf Registration Statement effective without such Registrable Investor being named as an “underwriter” and such removal will not be a breach by the Company. Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement filed pursuant hereto to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the sixtieth (60th) calendar day following the Exchange Closing, and shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Shelf Registration Statement (i) have been sold thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected Registrable Investors and instructing any securities legends to be removed. The Company shall telephonically request effectiveness of a Shelf Registration Statement as of 5:00 p.m., Eastern time, on a Business Day. The Company shall immediately notify the Registrable Investors via e-mail of the effectiveness of the Shelf Registration Statement on the same Business Day that the Company telephonically confirms effectiveness with the SEC, which shall be the date requested for effectiveness of the Shelf Registration Statement. The Company shall, by 9:30 a.m., Eastern time, on the second (2nd) Business Day after the effective date of the Shelf Registration Statement, file a final Prospectus with the SEC as required by Rule 424. If, after the filing of a Shelf Registration Statement, a holder of Registrable Securities requests registration under the Securities Act of additional Registrable Securities pursuant to such Shelf Registration, the Company shall amend such Shelf Registration Statement to cover such additional Registrable Securities. If the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Registrable Investors thereof and use its reasonable best efforts to file amendments to the Shelf Registration Statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 (or, if Form S-3 is not available, Form S-1, or such other form available to register for resale the Registrable Securities as a secondary offering); provided, however, that prior to filing such amendment, the Company shall be obligated to use its reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including Compliance and Disclosure Interpretation 612.09.

SECTION 2.02. Underwritten Demand Rights. At any time after the Exchange Closing, but in no event more than twice in any three hundred sixty-five (365)-day period, any Registrable Investor (other than the Founder) may, by written notice to the Company, request that the Company effect the registration on Form S-3 or Form S-1 of a number of Registrable Securities having an aggregate value (based on the market price of fair market value on the date of such request) of at least $5,000,000 to be distributed in an underwritten offering. Promptly after receipt of such notice, the Company will give written notice of such requested registration to all other Registrable Investors holding Registrable Securities. The Company will then, promptly and in any event within forty-five (45) days after a request for registration is delivered to the Company, use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Holders, and all other Registrable Securities which the Company has been requested to register by other Registrable Investors holding such Registrable Securities by notice delivered to the Company within ten (10) days after the giving of such notice by the Company.

SECTION 2.03. Payment of Expenses. The Company hereby agrees to pay all Registration Expenses in connection with all registrations effected pursuant to Sections 2.01 and 2.02; provided, however, that the Company shall not be required to pay for any expenses of such registration proceeding if the registration request is withdrawn at any time at the request of the Majority Participating Holders, and all participating Holders shall bear such expenses, unless the Majority Participating Holders agree to treat such withdrawn registration as a registration which was effected pursuant to Section 2.01 or 2.02, as the case may be, which agreement shall bind all Holders of Registrable Securities. Notwithstanding the foregoing, if the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time the demand for registration was made or if there shall have occurred a material adverse change in market conditions from those existing as such time in the good faith judgment of the Majority Participating Holders makes it undesirable to proceed with the proposed offering, then the Holders shall not be required to pay any of such expenses. The withdrawn registration shall not count as a registration effected pursuant to Section 2.01 or 2.02, as the case may be.

ARTICLE III

Piggyback Registration

SECTION 3.01. Piggyback Registration. If at any time following the Exchange Closing the Company proposes to register any of its Equity Securities under the Securities Act, for its own account or for the account of any holder of its securities other than Registrable Securities, on a form which would permit registration of Registrable Securities for sale to the public under the Securities Act, or proposes to register any securities in a so-called “unallocated” or “universal” shelf registration statement and such registration would permit registration of Registrable Securities thereunder, the Company will each such time give prompt written notice to all Holders of Registrable Securities of its intention to do so. Such notice shall describe such securities and specify the form, manner and other relevant aspects of such proposed registration. Any such Holder may, by written response delivered to the Company within ten (10) days after the giving of any such notice by the Company, request that all or a specified part of the Registrable Securities held by such Holder be included in such registration. The Company thereupon will use its reasonable best efforts as a part of its filing of such form to cause to be included in such registration under the Securities Act all Registrable Securities which the Company has been so requested to register by the Holders of Registrable Securities, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other holders of securities in such registration) of the Registrable Securities to be so registered. The Company shall be under no obligation to complete any offering of its securities it proposes to make and shall incur no liability to any Holder for its failure to do so. No registration of Registrable Securities effected under this Article III shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 2.01 or 2.02.

SECTION 3.02. Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Article III incidental to the registration of any of its securities in connection with any mergers, acquisitions or exchange offers or in connection with any dividend reinvestment plans or stock option or other employee benefit plans.

SECTION 3.03. Payment of Expenses. The Company hereby agrees to pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Article III.

ARTICLE IV

Registration Procedures

SECTION 4.01. Company Obligations. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Articles II or III, the Company shall as expeditiously as reasonably possible:

(a) Amendments and Supplements to Registration Statement. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities, if any, covered by such registration statement until such time as all such Registrable Securities have been disposed of by the seller or sellers thereof in accordance with the intended methods of disposition set forth in such registration statement.

(b) Cooperation. Use its reasonable best efforts to cooperate as may be reasonably requested by the seller of such Registrable Securities in the disposition of the Class A Common Stock covered by such registration statement, including in the case of an underwritten offering causing key executives of the Company to participate under the direction of the managing underwriter in a “road show” scheduled by such managing underwriter in such locations and of such duration as in the reasonable judgment of such managing underwriter are appropriate for such underwritten offering.

(c) Furnishing of Copies of Registration Statements and Other Documents. Furnish to each seller of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), each in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities of such seller covered by such registration statement.

(d) State Securities Laws. Use its reasonable best efforts to register or qualify such Registrable Securities under such securities or “blue sky” laws of such jurisdictions as the sellers shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each seller to consummate the disposition in such jurisdictions of the Registrable Securities of such seller covered by such registration statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or subject the Company to taxation in any jurisdiction in which it is not so qualified or would not otherwise be so subject.

(e) Opinion of Counsel; Comfort Letter. Use its reasonable best efforts to obtain all legal opinions, auditors consents and comfort letters and experts cooperation as may be required, including furnishing to each underwriter of Registrable Securities on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion, dated as of such date, of counsel for the Company, and (ii) a “cold comfort” letter, dated as of such date, signed by the independent public accountants of the Company, in each case, in form and substance as is customarily given to underwriters in an underwritten public offering.

(f) Notice of Prospectus Defects. Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g) Stop Orders. In the event of the issuance of any stop order suspending the effectiveness of such registration statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order.

(h) General Compliance with Federal Securities Laws; Section 11(a) Earning Statement. Otherwise use its reasonable best efforts to comply with the Securities Act, the Exchange Act and all other applicable rules and regulations of the SEC, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months after the effective date of such registration statement, which earnings statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158.

(i) Underwriting Agreement. In the event of any underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

(j) Exchange Listing. Use its reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which any equity security of the Company is then listed or, if the Company does not have a class of Equity Securities listed on a national securities exchange, apply for qualification and use its reasonable best efforts to qualify such Registrable Securities for listing on the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market or comparable trading system.

(k) Due Diligence. Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, Directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, in each case, subject to the requirement that recipients execute appropriate confidentiality agreements.

(l) Transfer Agent. Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

(m) Legend. The Company shall be obligated to reissue promptly unlegended certificates or other evidence of ownership at the request of any Holder thereof if such Holder shall have obtained an opinion of counsel, which counsel may be counsel to the Company, reasonably acceptable to the Company (it being understood that (i) internal counsel of CHS shall be deemed acceptable for transfers by CHS, (ii) internal counsel of Nexus shall be deemed acceptable for transfers by Nexus, and (iii) internal counsel of Story3 shall be deemed acceptable for transfers by Story3) to the effect that the securities proposed to be disposed of may be lawfully disposed of without registration, qualification and legend.

SECTION 4.02. Shelf Take-Downs.

(a) Shelf Take-Downs. Following the Exchange Closing, any selling Holder of Registrable Securities included in a Shelf Registration Statement (an “Initiating Shelf Holder”)

may initiate an offering or sale of all or part of such Registrable Securities (a “Shelf Take-Down”), in which case the provisions of this Section 4.02 shall apply.

(b) Marketed Underwritten Shelf Take-Downs. If an Initiating Shelf Holder so elects in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”) and the Company shall file and effect an amendment or supplement to its Shelf Registration Statement (including the filing of a supplemental prospectus) for such purpose as promptly as reasonably practicable. Such Initiating Shelf Holder shall indicate in such Underwritten Shelf Take-Down Notice whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters over a period of at least 48 hours (a “Marketed Underwritten Shelf Take-Down”). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall as promptly as reasonably practicable (but in any event no later than two (2) Business Days after receipt of the notice for such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other Holders of Registrable Securities and shall permit the participation of all such Shelf Holders that request inclusion in such Marketed Underwritten Shelf Take-Down who respond in writing within three (3) Business Days after the receipt of such notice of their election to participate.

(c) Non-Marketed Underwritten Shelf Take-Downs. If the Initiating Shelf Holder desires to effect an Underwritten Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down (a “Non-Marketed Underwritten Shelf Take-Down”), the Initiating Shelf Holder shall so indicate in a written request delivered to the Company no later than two (2) Business Days prior to the expected date of such Non-Marketed Underwritten Shelf Take-Down, which request shall include (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Underwritten Shelf Take-Down, (iii) the action or actions required (including the timing thereof) in connection with such Non-Marketed Underwritten Shelf Take-Down (including the delivery of one or more stock certificates representing shares of Registrable Securities to be sold in such Non-Marketed Underwritten Shelf Take-Down), and (iv) at the option and in the sole discretion of such Initiating Shelf Holder, an election that such Non-Marketed Underwritten Shelf Take-Down shall be subject to Section 4.02(d) (a “Non-Marketed Underwritten Shelf Take-Down Piggyback Election”), and the Company shall file and effect an amendment or supplement to its Shelf Registration Statement (including the filing of a supplemental prospectus) for such purpose as promptly as reasonably practicable (and in any event within three (3) Business Days).

(d) Shelf Take-Down Piggyback Election. Upon receipt from any Holder of a written request pursuant to Section 4.02(c) that contains an affirmative Non-Marketed Underwritten Shelf Take-Down Piggyback Election, the Company shall provide written notice (a “Non-Marketed Underwritten Shelf Take-Down Notice”) of such Non-Marketed Underwritten Shelf Take-Down promptly to all Holders (other than the requesting Holder), which Non-Marketed Underwritten Shelf Take-Down Notice shall set forth (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Underwritten Shelf Take-Down, (iii) that each recipient of such Non-Marketed Underwritten Shelf Take-Down Notice (each, a “Notice Recipient”) shall have the right, upon the terms and subject to the conditions set forth in this Section 4.02(d), to elect to sell up to its Non-Marketed Take-Down Share, and (iv) the action or actions required (including the timing thereof, which for the avoidance of doubt shall not require any delay in the expected date of such Non-Marketed Underwritten Shelf Take-Down or extension of the Company’s obligation to file and effect an amendment or supplement to its Shelf Registration Statement as soon as practicable (and in any event within three (3) Business Days) of the Initiating Shelf Holder’s Non-Marketed Underwritten Shelf Take-Down request pursuant to Section 4.02(c)) in connection with such Non-Marketed Underwritten Shelf Take-Down with respect to each Notice Recipient that elects to exercise such right (including the delivery of one or more stock certificates representing shares of Registrable Securities held by such Notice Recipient to be sold in such Non-Marketed Underwritten Shelf Take-Down). Upon receipt of such Non-Marketed Underwritten Shelf Take-Down Notice, each such Notice Recipient may elect to sell up to its Non-Marketed Take-Down Share with respect to each such Non-Marketed Underwritten Shelf Take-Down by taking such action or actions referred to in clause (iv) above in a timely manner. If the Initiating Shelf Holder does not elect to sell all of its respective Non-Marketed Take-Down Share, the unelected portion of such Non-Marketed Take-Down Share shall be allocated to the Notice Recipients, pro rata based on their respective Non-Marketed Take-Down Shares. Notwithstanding the delivery of any Non-Marketed Underwritten Shelf Take-Down Notice, all determinations as to whether to complete any Non-Marketed Underwritten Shelf Take-Down and as to the timing, manner, price and other terms of any Non-Marketed Underwritten Shelf Take-Down contemplated by Section 4.02(d) shall be at the discretion of the Initiating Shelf Holder.

SECTION 4.03. Participation by Selling Holders. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and which shall be required by the Securities Act (or similar state Laws) or by the SEC in connection therewith.

SECTION 4.04. Discontinue Selling. Each seller of Registrable Securities agrees that, upon written notice of (i) the happening of any event as a result of which the prospectus included in any registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, or (ii) the issuance of a stop order suspending the effectiveness of any registration statement, such seller will use commercially reasonable efforts to forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such seller is advised in writing by the Company that the use of the prospectus may be resumed and if applicable is furnished with a supplemented or amended prospectus as contemplated by Section 4.01(f). If the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to a prospectus, the Company shall extend the period of time during which the Company is required to maintain the registration statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the prospectus may be resumed or if applicable receives the copies of the supplemented or amended prospectus contemplated by Section 4.01(f).

ARTICLE V

Additional Procedures in Connection with Underwritten Offerings; Cutbacks

SECTION 5.01. Registrations Upon Request Pursuant to Article II. In the case of a registration pursuant to Article II, whenever the Majority Participating Holders shall request that such registration shall be effected pursuant to an underwritten offering, such registration shall be so effected, and only securities which are to be distributed by the underwriters, which underwriters shall be designated by the Majority Participating Holders and shall be reasonably acceptable to the Company, may be included in such registration. If requested by such underwriters, the Company and each participating seller will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such participating sellers and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions; provided, however, that the liability of each Holder in respect of any indemnification, contribution or other obligation of such Holder arising under such underwriting agreement (i) shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for inclusion therein, and (ii) shall not in any event exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration.

SECTION 5.02. Piggyback Registrations Pursuant to Article III. In connection with the exercise of any registration rights granted to Holders of Registrable Securities pursuant to Article III, if the registration is to be effected by means of an underwritten offering of Class A Common Stock on a firm commitment basis, the Company may condition participation in such registration by such Holders upon inclusion of the Registrable Securities being so registered in such underwriting. The Holders of Registrable Securities participating in any registration pursuant to Article III shall be parties to the underwriting agreement entered into by the Company and any other selling stockholders in connection therewith containing such representations and warranties by the Company and such participating sellers and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions; provided, however, that the liability of each Holder in respect of any indemnification, contribution or other obligation of such Holder arising under such underwriting agreement (i) shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for inclusion therein, and (ii) shall not in any event exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration.

SECTION 5.03.  Cutbacks.

(a) Article II Cutbacks. If the SEC sets forth a limitation on the number of Registrable Securities permitted to be registered on a Shelf Registration Statement as a secondary offering (and notwithstanding that the Company used reasonable best efforts to advocate with the SEC for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Registrable Investor as to its Registrable Securities, the number of Registrable Securities to be registered on such Shelf Registration Statement will be reduced as follows: (i) first, the Company shall reduce or eliminate any securities to be included other than Registrable Securities, and (ii) second, the Company shall reduce Registrable Securities applied to the Registrable Investors on a pro rata basis based on the total number of Registrable Securities held by such Registrable Investors.

(b) Article III Cutbacks. If the managing underwriter advises the Company that the number of shares to be included in a registration pursuant to Article III should be limited due to market conditions, (i) all shares of securities held by stockholders of the Company other than Holders of Registrable Securities shall first be excluded, (ii) next, if additional shares must be excluded from such registration, all Holders of Registrable Securities shall share pro rata in the number of shares of Registrable Securities to be excluded from such registration pursuant to this clause (ii), such sharing to be based on the respective numbers of Registrable Securities owned by such Holders, and (iii) thereafter, if additional shares must be excluded from such registration, shares to be sold for the account of the Company shall be excluded; provided, however, that no exclusion provided for herein shall reduce the amount of Registrable Securities to be included in such registration to an amount that is less than twenty-five percent (25%) of the total amount of shares to be included in such registration based on aggregate market value.

(c) In the event of a cutback under this Section 5.03, the Company shall give each affected Registrable Investor at least three (3) Business Days prior written notice along with the calculations as to such Registrable Investor’s allotment. In the event the Company amends the Shelf Registration Statement in accordance with Section 2.01, the Company will use its reasonable best efforts to file with the SEC, as promptly as allowed by the SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Shelf Registration Statement, as amended.

ARTICLE VI

Indemnification and Contribution

SECTION 6.01. Indemnities of the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Article II or III, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries in connection with any such registration, the Company will, and hereby does, indemnify and hold harmless each Holder of Registrable Securities, their respective direct and indirect partners, members, stockholders, directors, advisory board members, officers, investment advisors, representatives on the Board, and each other Person, if any, who controls or is alleged to control any such Holder of Registrable Securities, within the meaning of

Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or Actions in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other Law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or Actions in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any such registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, free writing prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, (ii) omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) violation or alleged violation of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or Action; provided, however, that the Company shall not be liable to any selling Holder in any such case for any such loss, claim, damage, liability or Action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company relating to such selling Holder by or on behalf of such selling Holder expressly for inclusion therein (which information shall be limited to the name of such selling Holder, the address of such selling Holder, the number of shares of Class A Common Stock held by such selling Holder, the number of shares of Class A Common Stock being offered by such selling Holder in the offering and the nature of the beneficial ownership of the Class A Common Stock owned by such selling Holder). The indemnities of the Company contained in this Section 6.01 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of Registrable Securities.

SECTION 6.02. Indemnities to the Company. In the event of any registration of Registrable Securities pursuant to Article II or III, each selling Holder will, and hereby does, severally and not jointly, indemnify and hold harmless the Company, each Director, each officer of the Company who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, any free writing prospectus, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information relating to such selling Holder furnished to the Company by or on behalf of such selling Holder expressly for inclusion therein (which information shall be limited to the name of such selling Holder, the address of such selling Holder, the number of shares of Class A Common Stock held by such selling Holder, the number of shares of Class A

Common Stock being offered by such selling Holder in the offering and the nature of the beneficial ownership of the Class A Common Stock owned by such selling Holder). Such indemnity contained in this Section 6.02 shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such Director, officer or controlling Person and shall survive any transfer of Registrable Securities.

SECTION 6.03. Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any Action involving a claim of the type referred to in the foregoing provisions of this Article VI, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to each such indemnifying party of the commencement of such Action; provided, however, that the failure of any indemnified party to give notice to such indemnifying party as provided herein shall not relieve such indemnifying party of its obligations under the foregoing provisions of this Article VI, except and solely to the extent that such indemnifying party is actually prejudiced by such failure to give notice. In case any such Action is brought against an indemnified party, each indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to such an indemnifying party), and after notice from an indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if the indemnified party in good faith determines that there may be a conflict between the positions of such indemnifying party and the indemnified party in conducting the defense of such Action or that there may be defenses available to such indemnified party different from or in addition to those available to such indemnifying party, then (i) counsel for the indemnified party shall conduct the defense of the indemnified party to the extent in good faith determined by such counsel to be necessary to protect the interests of the indemnified party and such indemnifying party shall employ separate counsel for its own defense, (ii) the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense and (iii) the indemnifying party shall bear the legal expenses reasonably incurred in connection with the conduct of, and the participation in, the defense as referred to in clauses (i) and (ii) above. If, within a reasonable time after receipt of the notice, such indemnifying party shall not have elected to assume the defense of the Action, such indemnifying party shall be responsible for any legal or other expenses reasonably incurred by such indemnified party in connection with the defense of the Action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, and no indemnified party shall consent to entry of any judgment or enter into any settlement without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed.

SECTION 6.04. Contribution. If the indemnification provided for in Sections 6.01 or 6.02 is unavailable to a Party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or Actions in respect thereof) referred to therein, then each Party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or Actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or Actions in respect thereof). The relative fault shall be determined by a court of competent jurisdiction by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing Party as a result of the losses, claims, damages or liabilities (or Actions in respect thereof) referred to above in this Section 6.04 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Action. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 6.05. Limitation on Liability of Holders of Registrable Securities. The liability of each Holder in respect of any indemnification or contribution obligation of such Holder arising under this Article VI shall not in any event exceed an aggregate amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions and any other damages payable by such Holder in connection with such registration) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration less any other damages paid by such Holder with respect to claims relating to such registration.

ARTICLE VII

Reports Under Securities Exchange Act of 1934.

With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, and with a view to making it possible for Holders to register the Registrable Securities pursuant to a registration on Form S-3, the Company agrees, following the Exchange Closing, to:

(a) use its reasonable best efforts to make and keep adequate current public information available, as those terms are understood and defined in Rule 144, at all times;

(b) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance or non-compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

ARTICLE VIII

Assignment of Registration Rights

The consent of the Company shall not be required for an assignment by any Holder to (a) any Person to which shares of Class A Common Stock are transferred by such Holder, or (b) any Affiliate of such Holder, in each case, of the rights to cause the Company to register Registrable Securities pursuant to Articles II and III. Any transferee to whom rights under this Agreement are transferred shall (i) as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a Holder under this Agreement, and (ii) be deemed to be a Holder hereunder.

ARTICLE IX

Limitation on Subsequent Registration Rights; Termination of Registration Rights

SECTION 9.01. Following the Exchange Closing, the Company shall not, without the prior written consent of the Registrable Investors holding a majority of the voting power of the then outstanding Class A Common Stock held by all Registrable Investors, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to make a demand registration at any time when holders of Registrable Securities are not able to fully exercise their rights hereunder (due to a permitted deferral by the Company or otherwise), or (b) reduce the number of Registrable Securities that may be included in any registration; provided that this limitation shall not apply to any additional Registrable Investor who becomes a Party to this Agreement in accordance with Section 13.05.

SECTION 9.02. The rights granted to each Holder of Registrable Securities pursuant to Articles II through X with respect to any request or requests for registration made by such Holder will terminate upon the earliest of (a) such time that (i) such Holder owns less than one percent (1%) of the Class A Common Stock, and (ii) all such Registrable Securities held by such Holder may be sold without registration under the Securities Act pursuant to Rule 144(b)(1)(i) under the Securities Act (and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1)), and (b) following the occurrence of an event of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary.

ARTICLE X

Future Changes in Registration Requirements

In the event that the registration requirements under the Securities Act are amended or eliminated to accommodate a “Company registration” or similar approach, this Agreement shall be deemed amended to the extent necessary to reflect such changes and the intent of the Parties with respect to the benefits and obligations of the Parties, and in such connection, the Company shall use its reasonable best efforts to provide Holders of Registrable Securities equivalent benefits to those provided under this Agreement.

ARTICLE XI

Information Rights

SECTION 11.01. Financial Statements.

(a) Without limiting anything in the Existing Credit Agreement, at and following the Exchange Closing, the Company shall deliver to each Major Investor (unless any Major Investor has instructed the Company in writing not to deliver any such information to such Major Investor, in which case the Company shall not deliver such information to the Major Investor making such request):

(i) within one hundred twenty (120) days after the end of each fiscal year of the Company, a copy of the audited consolidated financial statements of the Company and its Subsidiaries and the related audited consolidated statements of income, stockholders equity, and cash flows of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, certified, in the case of the audited consolidated financial statements and audited consolidated statements of income as being fairly stated in all material respects by an independent accounting firm;

(ii) within forty-five (45) days after the end of each quarter of each fiscal year of the Company (including the last quarter of each fiscal year of the Company which, for such quarter, shall be a Company prepared draft subject to standard audit adjustments), unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarter and the related unaudited statements of income and cash flows of the Company and its Subsidiaries for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, and certified by an officer of the Company as being fairly stated in all material respects; and

(iii) within thirty (30) days after the end of each month (including the last month of each quarter and each fiscal year of the Company, which, for such months, shall be a Company prepared draft subject to standard audit adjustments), unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of such month and the related unaudited statements of income and cash flows of the Company and its Subsidiaries for the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, and certified by an officer of the Company as being fairly stated in all material respects.

(b) All such financial statements shall be complete and correct in all material respects and be prepared in reasonable detail and in accordance with GAAP consistently applied, throughout the periods reflected therein and with prior periods (except as approved by an officer of the Company and disclosed therein); provided, however, that (i) all the financial statements delivered pursuant to Section 11.01(a)(ii) hereof will not be required to include footnotes and will be subject to change as a result of audit and year-end adjustments, and (ii) all the financial statements delivered pursuant to Section 11.01(a)(iii) hereof will not be required to include exhibits and will be subject to change as a result of audit, quarterly or year-end adjustments.

(c) Notwithstanding the foregoing, the obligations in Section 11.01(a)(i) and Section 11.01(a)(ii) may be satisfied with respect to financial information of the Company and its Subsidiaries by furnishing Form 10-K or 10-Q of the Company, as applicable, filed with the SEC; provided that to the extent such information is in lieu of information required to be provided under Section 11.01(a)(iii), such materials are accompanied by a report and opinion of the Company’s auditor or any other independent accounting firm.

SECTION 11.02. Without limiting anything in the Existing Credit Agreement, at and following the Exchange Closing, the Company shall permit each Major Investor, through their authorized attorneys, accountants and representatives (i) at all reasonable times during normal business hours, upon the request of the such Major Investor, to examine the books, accounts, records, ledgers and assets and properties of the Company and its Subsidiaries, (ii) during normal business hours and at their own risk, to enter onto the real property owned or leased by the Company and its Subsidiaries to conduct inspections, investigations or other reviews of such real property, and (iii) at reasonable times during normal business hours and at reasonable intervals, to visit all of the Company’s and its Subsidiaries’ offices, discuss each of the Company’s and its Subsidiaries’ respective financial matters with their respective officers, as applicable, and, by this provision, the Company authorizes, and will cause each of its respective Subsidiaries to authorize, its independent certified or chartered public accountants to discuss the finances and affairs of the Company and/or any of its Subsidiaries and examine any of the Company’s or any of its Subsidiary’s books, reports or records held by such accountants.

ARTICLE XII

Board of Directors

SECTION 12.01. Composition and Size of the Board.

(a) At and following the Exchange Closing, each of the Company and the Investors, severally and not jointly, shall take all Necessary Action to cause the full Board to be comprised of seven (7) Directors, inclusive of the Directors nominated by the Investors pursuant to the Director nomination rights set forth in this Article XII.

(b) At and following the Exchange Closing, at least four Directors shall meet the independence requirements under the applicable rules of Nasdaq. For the avoidance of doubt, JYH’s right to serve as a Director pursuant to Section 12.02(c) shall not be affected by one or more other Directors ceasing to meet such independence requirements.

(c) At and following the Exchange Closing, but subject to Sections 12.01(a) and 12.01(b), each of the Investors, severally and not jointly, and the Company agree to take all Necessary Action so that: (i) the full Board is comprised of the seven (7) Directors set forth on Exhibit B; and (ii) the Chairman of the Board as of the Exchange Closing shall be a Director approved by the Investor Majority.

SECTION 12.02. Election to the Board; Committees. At and following the Exchange Closing:

(a) for so long as Nexus continues to own shares of Class A Common Stock equal to or greater than Nexus’ Minimum Ownership Threshold, Nexus shall be entitled to designate for appointment to the Board one (1) Director from time to time (such Director designated by Nexus, the “Nexus Director”);

(b) for so long as Story3 continues to own shares of Class A Common Stock equal to or greater than Story3’s Minimum Ownership Threshold, Story3 shall be entitled to designate for appointment to the Board one (1) Director from time to time (such Director designated by Story3, the “Story3 Director”);

(c) (i) for so long as JYH serves as the Chief Executive Officer of the Company (or for such longer period as specified in Section 12.03(d)), JYH shall be designated for appointment to the Board and shall continue to serve as a Class III Director, and (ii) for so long as the Founder continues to own shares of Class A Common Stock equal to or greater than the Founder’s Minimum Ownership Threshold, the Founder shall be entitled to designate for appointment to the Board one (1) Director from time to time reasonably acceptable to the Investor Majority (such Director designated by the Founder, the “Founder Director”);

(d) the Board shall be entitled to designate for appointment to the Board three (3) Directors from time to time to fill the remaining vacancies on the Board (such Directors, the “Investor Directors”); provided that such Investor Directors shall be subject to the approval by the Investor Majority prior to such appointment, and the Investor Majority shall reasonably consider in good faith the views of JYH in connection therewith;

(e) subject to Sections 12.02(a) through 12.02(d), during the term of this Agreement, each of the Investors hereby agrees, severally and not jointly, to appear in person or by proxy and vote, or cause to be voted, all outstanding shares of Class A Common Stock beneficially owned by each of the Investors and any of their controlled Affiliates at any annual or special meeting, or pursuant to any written consent, of Company Stockholders at, or pursuant to, which Directors of the Company are to be elected or removed, and to take all Necessary Action to cause the election or vote against the removal of each of (i) the Nexus Director, (ii) the Story3 Director, (iii) the Founder Director, (iv) so long as JYH serves as the Chief Executive Officer of the Company (or with respect to removals, such longer period as specified in Section 12.03(d)),

JYH as a Director, and (v) the Investor Directors, as provided herein and to implement and enforce the provisions set forth in Section 12.01; and

(f) to the extent permitted by applicable Law (including any requirements under the Exchange Act or the applicable rules of Nasdaq), each of the Nexus Director, the Story3 Director and the Founder Director shall be appointed to each committee of the Board (including the Audit Committee, the Compensation Committee and the Nominating and ESG Committee), with either the Nexus Director or the Story3 Director, or such other Person approved by the Investor Majority, serving as the Chair of each such committee.

SECTION 12.03. Vacancies and Replacements.

(a) In the event that Nexus, Story3 or the Founder, as applicable, no longer has the right to designate a Director for nomination by the Board pursuant to Section 12.02(a), Section 12.02(b) or Section 12.02(c) (each such occurrence, a “Loss of Designation Rights”) or in the event JYH no longer serves as the Chief Executive Officer of the Company, then, unless a majority of Directors (with the affected party’s Board designee(s) abstaining), and in the case of JYH no longer serving as the Chief Executive Officer of the Company, the Board, by unanimous approval, votes in favor of or agrees in writing that such Director or Directors shall not resign as a result of a Loss of Designation Rights or as otherwise provided in Section 12.03(d), each of Nexus, Story3 or the Founder, as applicable, agrees with the Company (and only with the Company) that it shall take all Necessary Action to cause each of (i) the Nexus Director that Nexus ceases to have the right to designate for nomination as a Nexus Director, (ii) the Story3 Director that Story3 ceases to have the right to designate for nomination as a Story3 Director, (iii) the Founder Director that the Founder ceases to have the right to designate for nomination as the Founder Director, or (iv) JYH in the event she no longer serves as the Chief Executive Officer of the Company, subject to Section 12.03(d), respectively, to tender his, her or their resignation(s) from the Board and all applicable committees thereof within three (3) Business Days from the date that Nexus, Story3, the Founder or JYH, as applicable, incurs a Loss of Designation Rights.

(b) Other than with respect to a Loss of Designation Rights, (i) each of Nexus, Story3 and the Founder shall have the sole right to request that their respective designated Directors, as applicable, tender their resignations from the Board and all applicable committees thereof, and (ii) the Investor Majority shall have the sole right to request that the Investor Directors tender their resignations from the Board and all applicable committees thereof, in each case, with or without cause at any time, by sending a written notice to such Director and the Company’s Secretary stating the name of the Director or Directors whose resignation from the Board and all applicable committees thereof is requested.

(c) Except with respect to a Loss of Designation Rights subject to Section 12.03(a) and Section 12.02(d), each of Nexus, Story3, the Founder and the Board (subject to approval of the Investor Majority in accordance with Section 12.02(d)), as applicable, shall have the exclusive right to designate in accordance with Section 12.02(a), Section 12.02(b), Section 12.02(c) or Section 12.02(d), as applicable, a replacement Director for appointment by the Board to fill vacancies created as a result of death, disability, retirement, resignation or removal (with or without cause) or refusal to stand for re-election of their respective Directors, and the Board shall fill any such vacancy of their respective Directors with such designee.

(d) In the event that JYH ceases to serve as the Chief Executive Officer of the Company for any reason, JYH shall tender her resignation from the Board and all applicable committees thereof within three (3) Business Days from the date that JYH ceases to serve as the Chief Executive Officer of the Company, unless the Board, by unanimous approval, votes in favor of or agrees in writing that JYH’s term shall not expire as a result of JYH ceasing to serve as Chief Executive Officer of the Company.

SECTION 12.04. Covenants of the Company.

(a) At and following the Exchange Closing, the Company agrees with each of the Investors, severally and not jointly, that the Board will take all Necessary Action (subject to the Board’s fiduciary duties) to (i) cause the full Board to be comprised of seven (7) Directors inclusive of the Directors nominated by Investors pursuant to the Director nomination rights set forth in this Article XII, (ii) cause the individuals designated in accordance with Section 12.01 to be included in the slate of nominees with respect to the applicable class of Directors (as determined by the Investor Majority) to be elected to the Board at the next annual or special meeting of stockholders of the Company at which Directors of such class are to be elected, in accordance with the Bylaws, Charter and the DGCL and at each annual meeting of stockholders of the Company thereafter at which such Director’s term expires, (iii) cause the Nexus Director, the Story3 Director and the Founder Director to be appointed to each committee of the Board (including the Audit Committee, the Compensation Committee and the Nominating and ESG Committee), with either the Nexus Director or the Story3 Director, or such other Person approved by the Investor Majority, serving as the Chair of each such committee, and (iv) cause the individuals designated in accordance with Section 12.03(c) to fill the applicable vacancies on the Board, in accordance with the Charter, Bylaws, applicable securities Laws, the DGCL and The Nasdaq Stock Exchange rules.

(b) Each Investor agrees that such Investor shall comply with the requirements of the Charter and Bylaws when designating and nominating individuals as Directors in accordance with this Agreement, in each case, to the extent such requirements are applicable to Directors generally.

SECTION 12.05. Indemnification of the Directors; Directors and Officers Insurance Policy.

(a) At and following the Exchange Closing, to the extent provided by Delaware Law, the Charter shall at all times require (i) the indemnification and reimbursement of costs and expenses (including advancing reasonable costs prior to the final disposition of any actual or threatened Claim) of all of the Directors against liability for actions and omissions to act in their capacity as Directors of the Company to the maximum extent that such individuals may lawfully be so indemnified by the Company, and (ii) the exculpation of the Directors from liability to the Company and its stockholders for monetary damages for breach of their fiduciary duties as Directors.

(b) At and following the Exchange Closing, the Company will maintain in full force and effect a directors and officer liability insurance policy issued by an insurer or insurers of recognized responsibility, insuring its Directors and officers against such losses and risks, and in such amounts, as determined by the Board. The Company may not cancel any policy required under this Section 12.05(b) without the consent of a majority of the Board.

(c) Substantially concurrently with the Exchange Closing, the Company and each of the Directors shall enter into an indemnification agreement, substantially in the form which has been filed by the Company with the SEC, to the extent a Director is not already party to such an indemnification agreement.

SECTION 12.06. Board Observers.

(a) At and following the Exchange Closing, until the date on which the Founder ceases to hold shares of Class A Common Stock equal to or greater than the Founder’s Minimum Ownership Threshold, the Founder shall be entitled to designate one (1) Board observer from time to time reasonably acceptable to the Investor Majority (the “Founder Observer”) to attend (in-person, by telephone or by other communication equipment pursuant to Section 3.05 of the Bylaws) any regular or special meeting of the Board (or any relevant committees thereof), except that the Founder Observer shall not be entitled to vote on matters presented to or discussed by the Board (or relevant committee thereof) at any such meetings. The Founder Observer shall be timely notified of the time and place of any meetings of the Board (or any relevant committee thereof) and will be given written notice (such notice to be delivered to the Founder Observer contemporaneously with delivery of such notice to the Directors) of all proposed actions to be taken by the Board (or any relevant committee thereof) at such meeting as if the Founder Observer were a Director thereof; provided, however, that, the Founder Observer shall enter into an agreement with the Company setting forth the rights and obligations of the Founder Observer, which shall be on customary terms and conditions (and shall include the right of the Founder Observer to receive non-privileged information regarding the Company that would otherwise be available to the Directors, subject to confidentiality and non-use obligations); provided, further, that notwithstanding anything to the contrary contained in this Section 12.06(a), the Founder Observer may be excluded from meetings (or a portion thereof) and materials provided to the Founder Observer in connection with such meetings may be redacted to the extent that the Board (or any relevant committee thereof) reasonably determines that such exclusion or redaction is necessary to (i) preserve attorney-client privilege, or (ii) avoid a conflict of interest between the interests of the Founder or any of their respective Affiliates, on the one hand, and those of the Company or any of its Subsidiaries, on the other hand; provided, further, that such exclusion or redaction shall be limited to the portion of such meeting or materials that is the basis for such exclusion or redaction and shall not extend to any portion of such meeting or materials that does not involve or pertain to such exclusion or redaction. Such notice shall describe in reasonable detail the nature and substance of the matters to be discussed or voted upon at such meeting (or the proposed actions to be taken by written consent without a meeting). In the event the Founder Observer is excluded from any meeting or portion thereof or is delivered any redacted information or materials related thereto, the Secretary of the Company shall promptly provide to the Founder Observer a general description, which shall be true and correct in all material respects, of the matters discussed during such meeting or portion thereof at which the Founder Observer was excluded and any such redacted information or materials; provided that such description may exclude any information to the extent that the Board reasonably determines that such exclusion is necessary to (A) preserve attorney-client privilege or (B) avoid a conflict of interest between the interests of the Founder or any of their respective Affiliates, on the one hand, and those of the

Company or any of its Subsidiaries, on the other hand. Subject to the second proviso in the second sentence of this Section 12.06(a), the Founder Observer shall have the right to receive all information provided to the Board (or any relevant committee thereof) in anticipation of or at such meeting (regular or special and whether telephonic, videoconference or otherwise), in addition to copies of the records of the proceedings or minutes of such meeting, when provided to the Board members, and the Founder Observer shall keep such materials and information confidential. Notwithstanding anything to the contrary contained in this Section 12.06(a), the Founder Observer shall not, unless reasonably acceptable to the Investor Majority, be an officer, director, manager, employee, member, partner, Representative or Affiliate of, or do business with, competitors or potential competitors of the Company or any of its Subsidiaries, or entities engaged in business similar to or the same as the Company (as currently conducted or as currently proposed to be conducted).

(b) At and following the Exchange Closing, (i) each of Nexus, for so long as Nexus continues to own shares of Class A Common Stock equal to or greater than Nexus’ Minimum Ownership Threshold, and Story3, for so long as Story3 continues to own shares of Class A Common Stock equal to or greater than Story3’s Minimum Ownership Threshold, shall be entitled to designate one (1) Board observer from time to time (each, an “Investor Observer”), and (ii) CHS shall be entitled to designate two (2) Board observers from time to time (each, a “CHS Observer” and together with the Investor Observers, the “Investor Majority Observers”) to attend (in-person, by telephone or by other communication equipment pursuant to Section 3.05 of the Bylaws) any regular or special meeting of the Board (or any relevant committees thereof), except that none of the Investor Majority Observers shall be entitled to vote on matters presented to or discussed by the Board (or relevant committee thereof) at any such meetings. The Investor Majority Observers shall be timely notified of the time and place of any meetings of the Board (or any relevant committee thereof) and will be given written notice (such notice to be delivered to the Investor Majority Observers contemporaneously with delivery of such notice to the Directors) of all proposed actions to be taken by the Board (or any relevant committee thereof) at such meeting as if the Investor Majority Observers were Directors thereof; provided, however, that, each of the Investor Majority Observers shall enter into an agreement with the Company setting forth the rights and obligations of such Investor Majority Observers, which shall be on customary terms and conditions (and shall include the right of each of the Investor Majority Observers to receive non-privileged information regarding the Company that would otherwise be available to the Directors, subject to confidentiality and non-use obligations); provided, further, that notwithstanding anything to the contrary contained in this Section 12.06(b), the Investor Majority Observers may be excluded from meetings (or a portion thereof) and materials provided to the Investor Majority Observers in connection with such meetings may be redacted to the extent that the Board (or any relevant committee thereof) reasonably determines that such exclusion or redaction is necessary to (A) preserve attorney-client privilege, or (B) avoid a conflict of interest between the interests of CHS, Nexus or Story3, as applicable, or any of their respective Affiliates, on the one hand, and those of the Company or any of its Subsidiaries, on the other hand; provided, further, that such exclusion or redaction shall be limited to the portion of such meeting or materials that is the basis for such exclusion or redaction and shall not extend to any portion of such meeting or materials that does not involve or pertain to such exclusion or redaction. Such notice shall describe in reasonable detail the nature and substance of the matters to be discussed or voted upon at such meeting (or the proposed actions to be taken by written consent without a meeting). In the event any Investor Majority Observer is excluded from any meeting or portion thereof or is delivered any redacted information or materials related thereto, the Secretary of the Company shall promptly provide to such Investor Majority Observer a general description, which shall be true and correct in all material respects, of the matters discussed during such meeting or portion thereof at which such Investor Majority Observer was excluded and any such redacted information or materials; provided that such description may exclude any information to the extent that the Board reasonably determines that such exclusion is necessary to (1) preserve attorney-client privilege or (2) avoid a conflict of interest between the interests of CHS, Nexus or Story3, as applicable, or any of their respective Affiliates, on the one hand, and those of the Company or any of its Subsidiaries, on the other hand. Subject to the second proviso in the second sentence of this Section 12.06(b), the Investor Majority Observers shall have the right to receive all information provided to the Board (or any relevant committee thereof) in anticipation of or at such meeting (regular or special and whether telephonic, videoconference or otherwise), in addition to copies of the records of the proceedings or minutes of such meeting, when provided to the Board members, and the Investor Majority Observers shall keep such materials and information confidential. Each of CHS, Nexus and Story3 shall have the right to replace its Investor Majority Observer at any time.

(c) The Investor Majority Observer rights set forth in Section 12.06(b) are in addition to, and do not limit, any rights provided in the New Credit Agreement; provided, however, that, for the avoidance of doubt, (i) each of Story3 and Nexus shall have the right to designate one (1) Board observer in total pursuant to this Agreement and the New Credit Agreement and (ii) CHS shall have the right to designate two (2) Board observers in total pursuant to this Agreement and the New Credit Agreement.

SECTION 12.07. Expense Reimbursement. At and following the Exchange Closing, the Company will reimburse all non-employee Directors, the Founder Observer and the Investor Majority Observers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the performance of his or her duties as a Director, the Founder Observer or the Investor Majority Observer, as applicable, or participation in any meeting of the Board (or any relevant committee thereof), upon production of appropriate receipts (including, for the avoidance of doubt, reimbursement for travel expenses and business development activities that are requested by the Company).

SECTION 12.08. Certain Actions.

(a) For eighteen (18) months after the Exchange Closing, unless approved in advance by a majority of the disinterested and independent directors on the Board (which for purposes of this Section 12.08(a) shall include JYH to the extent JYH is a member of the Board), CHS, Nexus and Story3, individually or as a group, shall not, directly or indirectly (including through one or more Affiliates), cause or permit the Company to engage in or consummate a merger or consolidation pursuant to Section 253 or Section 267 of the Delaware General Corporation Law.

(b) At and following the Exchange Closing, each Investor agrees that he, she or it shall not vote in favor of or agree in writing to any amendment or other modification to the Amended and Restated Charter that is inconsistent with the purposes and intent of Article V, Article VIII or Sections 6.3(b), 6.4 or 6.5(b) thereof.

ARTICLE XIII

General Provisions

SECTION 13.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given when delivered, if delivered personally, emailed (provided that such email states that it is a notice sent pursuant to this Section 13.01) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(i)	if to the Company, to:

Rent the Runway, Inc.

***

***

Attention:	***
Email:	***

with copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

***

***

Attention:	***
***
Email:	***
***

(ii) if to any Investor, to the address set forth next to such Investor’s name on Exhibit A hereto.

SECTION 13.02. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

SECTION 13.03. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Delivery of an executed counterpart of a signature page to this Agreement by “.pdf” format, scanned pages or electronic signature shall be effective as delivery of a manually executed counterpart to this Agreement.

SECTION 13.04.  Entire Agreement; No Third-Party Beneficiaries. This Agreement, collectively with the other Transaction Documents (including the schedules and exhibits hereto and thereto), constitutes the entire agreement, and supersede all prior agreements, understandings and representations, both written and oral, between the Parties with respect to the Transactions. This Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth in this Agreement, except as otherwise specifically provided in Article VI, which is intended to benefit each Covered Person.

SECTION 13.05. Assignment. Subject to Article VIII, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Notwithstanding the foregoing or anything else in this Agreement, each of CHS, Nexus or Story3 may, upon prior written notice to the Company, assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any Affiliate of CHS, Nexus or Story3, respectively, so long as CHS, Nexus or Story3, as applicable, continues to remain liable for all of such obligations as if no such assignment had occurred. Any purported assignment without such consent shall be void. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

SECTION 13.06. Governing Law. This Agreement and all claims and causes of action hereunder shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 13.07. Specific Performance; Exclusive Jurisdiction; Waiver of Jury Trial.

(a) The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any federal court located in the State of Delaware without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. In the event an Action should be brought in equity to enforce any of the provisions of this Agreement, no Party will allege, and each Party waives the defense, that there is an adequate remedy under applicable Law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

(b) In addition, each of the Parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any Action relating to this Agreement or any of the Transactions in any court other than the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, and (iv) consents to service of process being made through the notice procedures set forth in Section 13.01.

(c) EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

SECTION 13.08. Amendments, Waivers and Consents. This Agreement may not be modified, amended or supplemented, except by written instrument executed by each Party (excluding, for the avoidance of doubt, any Party whose rights and obligations hereunder have validly terminated in accordance with Section 12.13). Any of the terms or provisions hereof may be waived in writing at any time by the Party that is entitled to the benefits of such waived terms or provisions.  In addition, any amendment or waiver of Section 12.08(a) shall require the approval specified therein.  No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement will operate as a waiver, nor will any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision will be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor will any waiver be implied from any course of dealing between the Parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement will be deemed to be an extension of the time for performance of any other obligations or any other acts.

SECTION 13.09. Aggregation of Stock. All Shares held or acquired by an Investor or its respective Affiliates (which for purposes of this Section 13.09 shall include, with regard to any Investor that is a natural person, such Person’s (a) family members, or (b) family-related investment vehicles or trusts for the benefit of such Person or such Person’s family members or estate) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

SECTION 13.10. Right to Conduct Activities. The Company hereby agrees and acknowledges that the Investors are in the investment business and as such invest in (directly or indirectly, including providing financing to) or do business with competitors or potential competitors of the Company, or entities engaged in business similar to or the same as the Company (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that (a) the execution of this Agreement shall not restrict or preclude such activities, and (b) to the maximum extent permitted under applicable Law, each Investor shall not be liable to the Company for any claim arising out of, or based upon, (i) making available any loans or financing by such Investor to any entity competitive with the Company, (ii) the investment by such Investor in any entity competitive with the Company, or (iii) actions taken by any partner, officer or other Representative of such Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information, or (y) any Director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

SECTION 13.11. Existing Stockholders Agreement. The Company acknowledges and agrees that immediately following the consummation of the transactions contemplated by the Exchange Agreement, the Stockholders Agreement will terminate in accordance with its terms.

SECTION 13.12. Costs and Expenses. Except to the extent set forth in Section 12.4 of the Existing Credit Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the Party incurring such expenses.

SECTION 13.13. Termination. This Agreement shall terminate automatically without any action by or on behalf of any Party or any other Person upon the earliest to occur of any of the following events:

(a) each of (i) Nexus, (ii) Story3; and (iii) the Founder ceasing to have any Director designation rights under Section 12.02;

(b) the unanimous written consent of the Parties; and

(c) the valid termination of the Exchange Agreement in accordance with its terms.

For the avoidance of doubt, the rights and obligations of (A) Nexus under this Agreement shall terminate upon Nexus ceasing to have any Director designation rights under Section 12.02(a), (B) Story3 under this Agreement shall terminate upon Story3 ceasing to have any Director designation rights under Section 12.02(b), (C) the Founder under this Agreement shall terminate upon the Founder ceasing to have any Director designation rights under Section 12.02(c), and (D) CHS under this Agreement shall terminate upon CHS ceasing to hold at least five percent (5%) of all issued and outstanding shares of Class A Common Stock. Notwithstanding the foregoing, nothing in this Agreement shall modify, limit or otherwise affect, in any way, any and all rights to indemnification, exculpation and contribution owed to any of the Parties, to the extent arising out of or relating to events occurring prior to the date of termination of this Agreement or the date the rights and obligations of such Party under this Agreement terminates in accordance with this Section 13.13.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement, all as of the Effective Date.

COMPANY

RENT THE RUNWAY, INC

By:	/s/ Siddharth Thacker
Name:	Siddharth Thacker
Title:	Authorized Officer

INVESTORS

CHS US INVESTMENTS LLC By: CHS GP LP, as manager By: CHS UGP LLC, as general partner

By:	/s/ Brady Schuck
Name:	Brady Schuck
Title:	Authorized Signatory

GATEWAY RUNWAY, LLC

By:	/s/ Damian Giangiacomo
Name:	Damian Giangiacomo
Title:	President

S3 RR AGGREGATOR, LLC

By:	/s/ Peter Comisar
Name:	Peter Comisar
Title:	Authorized Representative

[Signature Page to Investor Rights Agreement]

/s/ Jennifer Y. Hyman
JENNIFER Y. HYMAN

/s/ Benjamin Stauffer
BENJAMIN STAUFFER

/s/ Justin Finnegan
JYH 2021 CHILDREN’S TRUST DTD 10/12/21 JUSTIN FINNEGAN TTEE

/s/ Justin Finnegan
BS 2021 FAMILY TRUST DTD 10/12/21 JUSTIN FINNEGAN TTEE

/s/ Justin Finnegan

/s/ Linda S. Hyman
JYH 2012 ARTICLE 2ND TRUST DTD 1/23/20 LINDA HYMAN & JUSTINE FINNEGAN TTEES

/s/ Linda S. Hyman
LINDA S HYMAN & DOV I HYMAN JTWROS

[Signature Page to Investor Rights Agreement]

EXHIBIT A

Investors

Name	Notice Address
HS US Investments LLC	CHS US Investments LLC *** *** Attention: *** Email: *** with a copy (which shall not constitute notice) to: Proskauer Rose LLP *** *** Attention: *** Email: ***
Gateway Runway, LLC	c/o Nexus Capital Management LP *** *** Attention: *** Email: *** with a copy (which shall not constitute notice) to: Latham & Watkins LLP *** *** Attention: *** Email: ***
S3 RR Aggregator, LLC	c/o Story3 Capital Partners LLC *** *** Attention: *** Email: *** with a copy (which shall not constitute notice) to: Latham & Watkins LLP *** ***Attention: *** Email: ***

Jennifer Y. Hyman

Benjamin Stauffer

JYH 2021 Children’s Trust dtd 10/12/21 Justin Finnegan TTEE

BS 2021 Family Trust dtd 10/12/21 Justin Finnegan TTEE

JYH 2012 Article 2nd Trust dtd 1/23/20 Linda Hyman & Justine Finnegan TTEES

Linda S Hyman & Dov I Hyman JTWROS.

c/o Jennifer Y. Hyman *** *** with a copy (which shall not constitute notice) to: Kirkland & Ellis LLP *** *** Attention: *** Email: ***

EXHIBIT B

Directors

No.	Director
1	Jennifer Hyman
2	Founder Director selected by the Founder prior to the Exchange Closing and approved by the Investor Majority
3	Damian Giangiacomo (Nexus Director)
4	Peter Comisar (Story3 Director)
5	Independent Director to be selected by the Investor Majority prior to the Exchange Closing
6	Independent Director to be selected by the Investor Majority prior to the Exchange Closing
7	Independent Director to be selected by the Investor Majority prior to the Exchange Closing

ANNEX A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).